Exhibit 1.1
6,000,000 Shares
ALON USA ENERGY, INC.
% Series A Convertible Preferred Stock
UNDERWRITING AGREEMENT
, 2010
Deutsche Bank Securities Inc.
     60 Wall Street, 4th Floor
          New York, N.Y. 10005
Dear Sirs:
     1. Introductory. Alon USA Energy, Inc., a Delaware corporation (“Company”), proposes to issue and sell to Deutsche Bank Securities Inc. (the “Underwriter”) 6,000,000 shares (“Offered Securities”) of its                     % Series A convertible preferred stock (“Securities”). The Securities will be convertible into shares (the “Underlying Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”). The terms of the Offered Securities will be set forth in a certificate of designations to be filed with the Secretary of State of the State of Delaware on or prior to the Closing Date (as hereinafter defined).
     The Company hereby agrees with the Underwriter as follows:
     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:
     (a) A registration statement (No. 333-169583) relating to the Offered Securities and the Underlying Shares into which the Securities are convertible, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and either (i) has been declared effective under the Securities Act of 1933 (“Act”) and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (“initial registration statement”) has been declared effective or become automatically effective, either (i) an additional registration statement (“additional registration statement”) relating to the Offered Securities and the Underlying Shares into which the Securities are convertible may have been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule, and the Offered Securities and such Underlying Shares all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities and the Underlying Shares will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Underwriter that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Underwriter that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Underwriter that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all material then incorporated by reference therein, all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430C (“Rule 430C”) under the Act or retroactively deemed to be part of the initial registration statement pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement”. The additional registration statement, as amended at its Effective Time, including all material then incorporated by reference therein, the contents of the Initial Registration Statement incorporated by reference therein and all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430C under the Act or retroactively deemed to be part of the additional registration statement pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the “Additional Registration Statement”. The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act or (if no such filing is required) as included in a Registration Statement, including any document incorporated by reference therein and any information in a prospectus deemed to be a part thereof pursuant to Rule 430A or 430C that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430A shall be considered to be included in the Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means      :00 [a/p]m (Eastern time) on the date of this Agreement.
     (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the

Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.
     (c) (i) At the time of initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.
     (d) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time and, the preliminary prospectus, dated         , 2010 (which is the most recent Prospectus distributed to investors generally) and the documents attached to this Agreement all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.
     (e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.
     (f) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such other jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
     (g) Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company has been duly incorporated or formed, as applicable, and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and each significant subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for such other jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests, as applicable, of each significant subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and except for liens and encumbrances incurred under the Amended Revolving Credit Agreement, dated as of June 22, 2006, by and among Alon USA, LP, EOC Acquisition, LLC, Israel Discount Bank of New York, Bank Leumi USA and certain other guarantor companies and financial institutions from time to time named therein (as amended by (i) the First Amendment, dated as of August 4, 2006, (ii) the Waiver, Consent, Partial Release and Second Amendment, dated as of February 28, 2007, (iii) the Third Amendment, dated as of June 29, 2007, (iv) the Waiver, Consent, Partial Release and Fourth Amendment, dated as of July 2, 2008, (v) the Fifth Amendment, dated as of July 31, 2009, (vi) the Sixth Amendment, dated as of May 10, 2010, (vii) the Waiver, Consent, Partial Release and Seventh Amendment, dated as of June 1, 2010 and (viii) the Eighth Amendment, dated as of June 16, 2010); the Credit Agreement, dated as of June 22, 2006, among Alon USA Energy, Inc., the lenders party thereto and Credit Suisse (as amended by the First Amendment, dated as of February 28, 2007); the Second Amended and Restated Credit Agreement, dated as of February 28, 2007, among Paramount Petroleum Corporation, Bank of America, N.A. and certain other guarantor companies and financial institutions from time to time named therein (as amended by the First Amendment, dated as of March 30, 2007); and the Amended and Restated Credit Agreement, dated as of June 29, 2007, among Southwest Convenience Stores, LLC, the lenders party thereto and Wachovia Bank, National Association, the capital stock or other ownership interests, as applicable, of each significant subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

     (h) The Offered Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been validly issued, fully paid and nonassessable, will be consistent with the information in the General Disclosure Package and will conform to the description thereof contained in the Prospectus under the heading “Description of Convertible Preferred Stock.”
     (i) When the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Offered Securities will be convertible into the Underlying Shares in accordance with their terms; the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are consistent with the information in the Prospectus and conform to the description thereof contained in the General Disclosure Package; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.
     (j) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (k) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, except such rights that have been properly waived or satisfied prior to the date hereof.
     (l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except (i) such as have been obtained and made under the Act, (ii) such as have been obtained and made under the Securities Exchange Act of 1934 (the “Exchange Act”), (iii) such as have been obtained and made by the Underwriter with the Financial Industry Regulatory Authority (“FINRA”) and (iv) such as may be required under state securities laws.
     (m) The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any significant subsidiary of the Company or any of their properties which, individually or in the aggregate, would have a Material Adverse Effect, (ii) any agreement or instrument to which the Company or any such significant subsidiary is a party or by which the Company or any such significant subsidiary is bound or to which any of the properties of the Company or any such significant subsidiary is subject which, individually or in the aggregate, would have a Material Adverse Effect or (iii) the charter or by-laws of the Company or any such significant subsidiary. The Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.
     (n) This Agreement has been duly authorized, executed and delivered by the Company.

     (o) Except as disclosed in the General Disclosure Package, the Company and its significant subsidiaries have good and valid title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the General Disclosure Package, the Company and its significant subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would, individually or in the aggregate, have a Material Adverse Effect.
     (p) The Company or its significant subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the lack thereof would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its significant subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.
     (q) No labor dispute with the employees of the Company or any significant subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.
     (r) The Company and its significant subsidiaries own, possess, license or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.
     (s) Except as disclosed in the General Disclosure Package, to its knowledge, neither the Company nor any of its significant subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
     (t) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or, to the Company’s knowledge, affecting the Company, any of its significant subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its significant subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Offered Securities, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.
     (u) The financial statements included in each Registration Statement and the General Disclosure Package present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis; the schedule included in each Registration Statement presents fairly the information required to be stated therein; all non-GAAP financial information included in the Registration Statement complies, in all material respects, with the requirements of Regulation G and Item 10(e) of Regulation S-K under the Act.
     (v) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (w) The Company and each of its significant subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (x) The Company is in compliance, in all material respects, with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations thereunder upon the applicability of such provisions, rules or regulations, as the case may be, to the Company.
     (y) Except as disclosed in the General Disclosure Package, there are no outstanding guarantees or other contingent obligations of the Company or any of its significant subsidiaries that could reasonably be expected to have a Material Adverse Effect.
     (z) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940.
     (aa) Except as disclosed in the General Disclosure Package, the Company and its significant subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its significant subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
     (bb) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.
     (cc) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow untimely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.
     (dd) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
     (ee) Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (ff) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $           per share,                     shares of Offered Securities.
     The Company will deliver the Offered Securities to the Underwriter’s account, through the facilities of the Depository Trust Company, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Company. The closing of the sale of the Offered Securities will take place at the office of Cravath, Swaine & Moore LLP, at                     A.M., New York time, on                     , 2010, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Offered Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests and will be made available for inspection by the Underwriter at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the Closing Date.
     4. Offering by Underwriter. It is understood that the Underwriter proposes to offer for sale (i)                     shares of the Offered Securities to Alon Israel Oil Company, Ltd. and (ii)                     shares of the Offered Securities to the public as set forth in the Prospectus.
     5. Certain Agreements of the Company. The Company agrees with the Underwriter that:

     (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Underwriter, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Date of the Initial Registration Statement.
     The Company will advise the Underwriter promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to the Underwriter, or will make such filing at such later date as shall have been consented to by the Underwriter.
     (b) The Company will advise the Underwriter promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without the Underwriter’s consent; and the Company will also advise the Underwriter promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.
     (c) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by the Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.
     (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.
     (e) The Company will furnish to the Underwriter copies of each Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the

Underwriter requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.
     (f) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution; provided, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) During the period of five years hereafter, the Company will furnish to the Underwriter as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders; provided that any information or documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be considered sufficiently furnished for the purposes of this Section 5(g).
     (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of the Company’s counsel) incurred by the Company in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and the printing of memoranda relating thereto, for the filing fee incident to the review by FINRA of the Offered Securities, for the cost of any aircraft chartered in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors and prospective investors. In addition, the Company will reimburse the Underwriter for up to $250,000 of the legal fees and disbursements of Cravath, Swaine & Moore LLP, incurred in connection with the offering of the Offered Securities (which fees and expenses will be paid directly to such counsel).
     (i) For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock (including, without limitation, any additional Securities), or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter, except (i) issuances of shares of Common Stock pursuant to the conversion or exchange of the Securities or convertible or exchangeable securities, (ii) grants of stock options to directors, employees or consultants pursuant to the terms of a plan in effect on the date hereof and disclosed in the General Disclosure Package, (iii)(A) the issuance of Securities pursuant to the exercise of stock appreciation rights, warrants or options, in each case outstanding on the date hereof, or (B) the issuance of Securities pursuant to the exercise of stock appreciation rights, warrants or options referred to in clause (ii) above, provided that the person exercising any stock appreciation rights, options or warrants described in clauses (ii) or (iii) above executes and delivers to the Underwriter a lock-up letter substantially in the form of Exhibit B hereto. The initial Lock-Up Period will commence on the date of this Agreement and continue for 90 days after the date of the commencement of the offering of the Securities or such earlier date that the Underwriter consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Underwriter waives, in writing, such extension. The Company will provide the Underwriter with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.
     6. Free Writing Prospectuses.
          (a) The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
          (b) The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Underwriter, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.
     7. Conditions of the Obligations of the Underwriter. The obligation of the Underwriter to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
     (a) The Underwriter shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:
     (i) in their opinion the financial statements audited by them and included in the Registration Statements and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

     (ii) they have performed the procedures as governed by the Public Company Accounting Oversight Board and specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement on Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements and the General Disclosure Package;
     (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
     (A) the unaudited financial statements included in the Registration Statements or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with GAAP;
     (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in current portion of long-term debt and long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated working capital or total assets as compared with amounts shown on the latest balance sheet included in the General Disclosure Package; or
     (C) for the period from the closing date of the latest income statement included in the General Disclosure Package to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales, operating income or in the net income per share or net income, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the General Disclosure Package discloses have occurred or may occur or which are described in such letter;
     (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter;
     (v) they have read and compared the financial information included in the Registration Statements under the heading “Selected Financial Data” with the requirements of Item 301 of Regulation S-K under the Act and inquired of certain officials of the Company who have responsibility for financial and accounting matters whether such financial information conforms in all material respects with the disclosure requirements of Item 301 of Regulation S-K under the Act, and that nothing came to their attention that caused them to believe that such information did not conform in all material respects with the disclosure requirements of Item 301 of Regulation S-K under the Act; and
     (vi) they have read and compared the executive compensation information included in the Registration Statements and the General Disclosure Package with the requirements of Item 402 of Regulation S-K under the Act and inquired of certain officials of the Company who have responsibility for financial and accounting matters whether such executive compensation information conforms in all material respects with the disclosure requirements of Item 402 of Regulation S-K under the Act, and that nothing came to their attention that caused them to believe that such information did not conform in all material respects with the disclosure requirements of Item 402 of Regulation S-K under the Act.
     (vii) they have read and compared the ratio of earnings to fixed charges information included in the Registration Statements under the heading “Ratio of Combined Fixed Charges and Preference Dividends to Earnings” with the requirements of Item 503(d) of Regulation S-K under the Act and inquired of certain officials of the Company who have responsibility for financial and accounting matters whether such financial information conforms in all material respects with the disclosure requirements of Item 503(d) of Regulation S-K under the Act, and that nothing came to their attention that caused them to believe that such information did not conform in all material respects with the disclosure requirements of Item 503(d) of Regulation S-K under the Act.
For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, “Registration Statements” shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) “Prospectus” shall mean the prospectus included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.
     (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the Underwriter. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to the Underwriter, or shall have occurred at such later date as shall have been consented to by the Underwriter. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

     (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its significant subsidiaries taken as one enterprise which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.
     (d) The Underwriter shall have received an opinion, dated such Closing Date, of Jones Day, counsel for the Company, substantially in the form of Exhibit A hereto.
     (e) The Underwriter shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (f) The Underwriter shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the Applicable Time and subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its significant subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.
     (g) The Underwriter shall have received a letter, dated such Closing Date, of KPMG LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.
     (h) The Company shall have obtained and delivered to the Underwriter executed lock-up agreements in the form of Exhibit B hereto from each of the stockholders listed on Schedule I hereto.
The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of an Optional Closing Date or otherwise.
     8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.
     (b) The Underwriter will indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the concession and reallowance figures appearing in the       paragraph under the caption “Underwriting” and the information contained in the       and       paragraphs under the caption “Underwriting”.
     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter or within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.
     9. Reserved
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriter pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company will reimburse the Underwriter for all out-of-pocket expenses (other than the fees and disbursements of counsel covered by Section 5) reasonably incurred by them in connection with the offering of the Offered Securities.
     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 7616 LBJ Freeway, Suite 300, Dallas, Texas, 75251, Attention: Secretary; provided, however, that any notice to the Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to the Underwriter.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) the Underwriter has been retained solely to act as an underwriter in connection with the sale of Company’s Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters;
     (b) the price of the Offered Securities set forth in this agreement was established by the Company following discussions and arm’s-length negotiations with the Underwriter, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of its stockholders, employees or creditors.
[Signature Page Follows]

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

ALON USA ENERGY, INC.

By

Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By

Name:
Title:

By

Name:
Title:

EXHIBIT A
Form of Opinion of Jones Day

EXHIBIT B
Form of Lock-Up Agreement

     , 2010
Alon USA Energy, Inc.
     7616 LBJ Freeway, Suite 300
          Dallas, Texas 75251
Deutsche Bank securities inc.
     60 Wall Street, 4th Floor
          New York, N.Y. 10005
Dear Sirs:
     The undersigned understands that Deutsche Bank Securities Inc. ( “DB”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Alon USA Energy Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by DB, of           % Series A convertible preferred stock of the Company (the “Securities”). The Securities will be convertible into shares of common stock of the Company, par value $0.01 per share (the “Common Stock”).
     The undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of DB, which consent shall not be unreasonably withheld or delayed. In addition, the undersigned agrees that, without the prior written consent of DB, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless DB waives, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by DB to the Company (in accordance with Section 11 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to an including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

     Notwithstanding the foregoing, the undersigned may (a) transfer shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock by gift or gifts, will or intestacy to a member or members of his or her immediate family, to a trust formed for the benefit of any such person, or to a partnership, the partners of which are exclusively the undersigned and/or a member or members of his or her immediate family and/or a charity; (b) sell shares of Common Stock pursuant to an existing 10b5-1 plan which is disclosed to DB prior to the date hereof; (c) “net” exercise of outstanding stock appreciation rights or options to purchase Common Stock in accordance with their terms; (d) transfer shares of Common Stock to the Company to satisfy tax withholding obligations pursuant to Company equity compensation plans or arrangements; (e) transfer shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock as set forth on Exhibit A hereto and (f) sell shares of Common Stock, the proceeds of which are used to satisfy tax obligations with respect to the receipt or vesting of equity compensation; provided, however, that in (a) above, it shall be a condition to the transfer or distribution that the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on Form 5 made after the expiration of the Lock-Up Period) and such transfer shall not involve a disposition for value; and provided further that any Common Stock acquired upon the net exercise of options described in clause (c) and (d) above shall be subject to the restrictions imposed by this Lock-Up Agreement. For purposes of this paragraph, “immediate family” means the spouse, domestic partner, lineal descendants, father, mother, brother or sister of the transferor. Any Common Stock acquired by the undersigned in the open market will not be subject to this Agreement.
     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.
     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before the earlier of (i) November 12, 2010 and (ii) the date on which the Company (a) notifies DB that the Company is not proceeding with the offering of the Securities and (b) withdraws the registration statement filed in connection with the offering of the Securities. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]

Exhibit A [for Alon Israel Lock-up Agreement]
The undersigned may transfer shares of Common Stock to Africa-Israel Investments Ltd. pursuant to the Share Exchange Agreement, dated September 17, 2009, between the undersigned and Africa Israel Trade and Agencies Ltd.

Schedule I
List of Stockholders Subject to Lock-Up Agreements
To Be Delivered Pursuant to Section 7(h)

Name	Shares
Alon USA Energy, Inc.	0
Alon Israel Oil Company, Ltd.	40,952,082
Tabris Investments Inc.	231,015
David Wiessman	1,247,205
Ron W. Haddock	22,583
Jeff D. Morris	100
Zalman Segal	10,083
Avraham Shochat	8,696
Joseph Israel	0
Shai Even	0
Michael Oster	93
TOTAL:	42,471,857